                            STOCK PURCHASE AGREEMENT



                  THIS AGREEMENT is made and entered into as of this 15th day of August, 1995 between Somatix Therapy Corporation, a Delaware corporation (the "Company") and Bristol-Myers Squibb Company, a Delaware corporation ("Investor").

                      THE PARTIES HEREBY AGREE AS FOLLOWS:


1.       Purchase and Sale.

                  1.1      The First Purchase.

                           a. Upon the terms and subject to the conditions of
this Agreement, the Company agrees to sell to Investor, and Investor agrees to purchase from the Company on the First Closing Date (as defined below) that number of shares of the Company's Common Stock ("Common Stock") which equals Ten Million Dollars ($10,000,000) divided by one hundred thirty two and one-half percent (132.5%) of the average closing price of the Company's Common Stock as reported by the Nasdaq National Market for the consecutive five (5) business days ending two business days prior to the First Closing Date.

                           b. The closing of the transaction contemplated by
this Section 1.1 (the "First Closing") shall occur at the close of business on the effective date of this Agreement, or such other date as may be agreed to in writing by the parties (the "First Closing Date").

                  1.2      The Second Purchase.

                           a. Upon the terms and subject to the conditions of
this Agreement, the Company agrees to sell to Investor, and Investor agrees to purchase from the Company on the Second Closing Date (as defined below), that number of shares of the Company's Common Stock which equals Ten Million Dollars ($10,000,000) divided by one hundred twelve and one-half percent (112.5%) of the average closing price of the Company's Common Stock as reported by the Nasdaq National Market for the consecutive five (5) business days ending two business days prior to the Second Closing Date.

                           b. The closing of the transaction contemplated by
this Section 1.2 (the "Second Closing") shall occur on the tenth business day following the Company's written notification to Investor that the Company has received the approvals and/or releases from all relevant government agencies or bodies required for the Company to initiate a Phase II GVAX



                                       1.
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


cancer vaccine clinical trial, or at such other time as Investo and the Company may mutually agree in writing (the "Second Closing Date").

                  1.3 Closings. The First Closing and the Second Closing (collectively, the "Closings" and each, a "Closing") shall take place at 10:00 AM at the offices of Brobeck, Phleger & Harrison in Palo Alto, California, or at such other time and place as Investor and the Company may agree. At each Closing,

                           a. Investor shall deliver to the Company the relevant
purchase price for the Common Stock being purchased in immediately available funds by check or by wire transfer to an account of the Company designated by the Company, by notice to Investor, on the relevant Closing Date; and

                           b. The Company shall deliver to Investor a
certificate for the Common Stock being purchased at such Closing registered in the name of Investor.

                  1.4 Other Actions. The Company and Investor agree to take any actions necessary, including without limitation any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("Hart-Scott-Rodino"), to permit the valid issuance and delivery of the shares pursuant to this Section 1. In the event a filing under Hart- Scott-Rodino is required, the applicable Closing Date shall occur no less than ten (10) days following receipt of clearance of such filing.

                  2.       Conditions to Obligations.

                  2.1 Conditions to Investor's Obligations at Closing. The obligation of Investor to purchase and pay for the Common Stock contemplated by
Section 1 at the First Closing and Second Closing shall be subject to the satisfaction of each of the following conditions precedent, any one or more of which may be waived by Investor:

                           a. Representations and Warranties. Each of the
representations and warranties of the Company set forth in Section 3 shall be true and correct as if made on the applicable Closing Date, provided that the representations set forth in Sections 3.5, 3.7 and 3.8 need be true and correct only on the First Closing Date.

                           b. Performance. The Company shall have performed and
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

                           c. Compliance Certificate. The Chief Executive
Officer of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in subsections (a), (b),
(e) and (f) have been fulfilled.



                                       2.
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


                           d. Opinion of Counsel to the Company. Investor shall
have received from Brobeck, Phleger & Harrison, counsel for the Company, an opinion dated as of the Closing Date, substantially in the form set forth in Exhibit A attached to this Agreement.

                           e. Qualifications. All authorizations, approvals, or
permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock to Investor pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

                           f. Proceedings and Documents. All corporate and other
proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                  2.2 Conditions to the Company's Obligations at Closing. The obligation of the Company to sell and deliver the Common Stock contemplated by
Section 1 at the First Closing and the Second Closing shall be subject to the satisfaction of each of the following conditions precedent, any one or more of which may be waived by the Company:

                           a. Representations and Warranties. Each of the
representations and warranties of Investor set forth in Section 4 shall be true and correct as if made on the applicable Closing Date.

                           b. Payment of Purchase Price. Investor shall have
delivered payment of the aggregate purchase price of the Common Stock to be purchased by it.

                           c. Proceedings and Documents. All corporate and other
proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to the Company and the Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                           d. Performance. Investor has performed and complied
with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

                           e. Qualifications. All authorizations, approvals, or
permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock to Investor pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.


                                       3.
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




                  3. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as follows:

                  3.1 Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where failure to qualify would have a materially adverse effect on the business or properties of the Company. The Company has full power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

                  3.2 Authorization. The Company has full power to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the other parties hereto, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance of this Agreement including the sale, issuance and delivery of the Common Stock, have been duly authorized by all necessary corporate action of the Company.

                  3.3 Governmental Approvals. Based in part on the representations made by Investor in Section 4, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, is or will be necessary for, or in connection with, the offer, issuance, sale, execution and delivery by the Company of the Common Stock or for the performance by the Company of its obligations under this Agreement, except for filings under applicable securities laws which will be made by the Company within the prescribed periods.

                  3.4 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company materially and adversely affecting the execution and delivery of this Agreement or the ability of the Company to issue the shares of its Common Stock to be issued at each Closing.

                  3.5 Subsidiaries; Charter Documents. As of the first Closing, the Company has no active subsidiaries and does not otherwise directly or indirectly control any other business entity. The Company has furnished Investor with certified copies of its Certificate of Incorporation and Bylaws, together with any amendments thereto as of the date hereof.

                  3.6 Financial Statements. The Company has delivered to Investor a copy of the Company's Quarterly Report on Form 10-Q for the quarters ending December 31, 1994 and March 31, 1995 and all subsequent quarters to which the Company is required to file a Quarterly Report on Form 10-Q,and a copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1994, containing audited consolidated and consolidating




                                       4.

balance sheets, statements of income and changes in financial position for the Company for the fiscal years ended June 30, 1994, June 30, 1993 and June 30, 1992 and all subsequent Annual Reports to Stockholders (the "Financial Statements"). The Financial Statements are complete and correct in all matters and respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of the Company as of each such date and the results of operations for each such period then ended.

                  3.7 Absence of Certain Developments. Since March 31, 1995, except as disclosed in the Financial Statements, there has been no (i) material adverse change in the condition, financial or otherwise, of the Company or its assets, liabilities, properties, business, operations or prospects generally,
(ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or (iii) loss, destruction or damage to any property of the Company, whether or not insured, which has or may have a material adverse effect on the Company.

                  3.8 Absence of Undisclosed Liabilities. Except as and to the extent reflected or stated in the Financial Statements, except for liabilities arising in the ordinary course of its business since March 31, 1995, the Company has no material accrued or contingent liability arising out of any transaction or state of facts existing prior to the date hereof.

                  3.9 Business. The Company has all necessary franchises, permits, governmental licenses and other governmental rights and privileges necessary to permit it to own its property and to conduct its present business, except where the failure to do so would not have a material adverse effect on the Company or its business. the Company is not in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business, except where such violation would not have a material adverse effect on the condition, assets, liabilities, prospects, business or properties of the Company.

                  3.10 Non-Contravention. The execution, delivery and performance by the Company of this Agreement does not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company in any manner which would materially and adversely affect Investor's rights or its ability to realize the intended benefits under this agreement.

                  3.11 Filings. The Company has filed all reports required to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "1934 Act"), including (i) the Company's annual report on Form 10-K for the fiscal year ended June 30, 1994, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ending March 31, 1995 and December 31 and September 30, 1994, and (iii) all of its other reports (including without limitation reports on Form 8-K, statements, schedules and



                                       5.

registration statements filed with the Commission since June 30, 1994). As of its filing date, no such report or statement filed pursuant to the 1934 Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  4. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

                  4.1 Investment Experience. Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended, (the "Securities Act") and was not organized for the specific purpose of acquiring the Common Stock. It has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

                  4.2 Purchase for Own Account. Investor is acquiring the Common Stock for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Common Stock. Investor understands that the shares of Common Stock have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

                  4.3 Restricted Securities. Investor understands that the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely. In the absence of an effective registration statement covering the Common Stock, Investor will sell, transfer, or otherwise dispose of the Common Stock only in a manner consistent with its representations and agreements set forth herein.

                  4.4 Information. Investor acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Common Stock. Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company and the terms and conditions of the offering of the Common Stock, and to obtain an additional information necessary to verify the accuracy of the information given the Investor.

                  4.5 Legend. It is understood that the certificates evidencing the Common Stock may bear substantially the following legend:


                                       6.
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


                           a.       THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                           b. Any legend required by the laws of the State of
California or any other applicable jurisdiction.

                  4.6 Limitations on Disposition. Investor agrees not to make any disposition of all or any portion of the shares of the Company's Common Stock purchased pursuant to this Agreement unless and until (a) there is then in effect a Registration Statement under the Securities Act of 1933 covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (b) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                  5. Investor Rights. The Company shall for a period of five (5) years from the First Closing Date (the "Rights Period") provide Investor with the following rights and privileges:

                  5.1 Information Rights. The Company shall provide Investor with semi-annual comprehensive scientific seminars on its scientific and clinical progress in the area of gene therapy to be held at such time and place as is determined by the parties.

                  5.2 Board Representation. The Company shall nominate and use its best efforts to have elected to the Company's Board of Directors a representative of Investor, which representative shall be subject to the reasonable approval of the Company. If the Company is unable to have such representative elected to its Board of Directors, such representative shall have the right to receive notice of and to attend all meetings of the Company's Board of Directors.

                  5.3 Rights with Respect to Oncology Partnership Proposals. Subject to the terms and conditions specified in this Section 5.3, the Company hereby grants to Investor certain rights ("Oncology Rights"), with respect to discrete drug discovery development programs in the field of oncology that are internally initiated by the Company (each an


                                       7.
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

"Oncology Program"), excluding programs relating to "prodrug gene therapy" (the genetic modification of a cell with a gene whose product generates a lethal metabolite when exposed to a specific compound) (the "Excluded Programs"). Notwithstanding the previous sentence, Investor shall have certain rights with respect to the Excluded Programs as provided in Section 5.3(c) below.

                           a. Scope of Oncology Rights. Prior to entering into a
corporate partnering transaction with a third party with respect to a particular Oncology Program, whether for research, development, manufacturing, and/or marketing purposes (a "Corporate Transaction"), or in the event the Company is approached by a third party with respect to a Corporate Transaction, the Company shall deliver written notice to Investor of its intention to enter into such Corporate Transaction (the "Transaction Notice"). Such Transaction Notice shall
(i) identify the particular vector and gene covered by such Oncology Program as well as sufficient scientific data and other confidential information as may allow the Investor to evaluate the research and development status of such Oncology Program and (ii) set forth all material business terms and conditions of the proposed Corporate Transaction.

                           b. Participation Rights of Investor. From the date
Investor receives the Transaction Notice, Investor shall have the right to evaluate, discuss and negotiate in good faith the definitive terms and conditions of a Corporate Transaction regarding such Oncology Program with the Company for a period not to exceed ninety (90) days (the "Negotiation Period"). If within such ninety (90) day period the Company and Investor enter into a binding letter of intent containing the principal terms of an agreement with respect to a Corporate Transaction, then both parties shall have an additional ninety (90) days to complete and execute the definitive agreements for such Corporate Transaction. If at any time during a Negotiation Period, Investor determines that it does not intend in good faith to pursue a Corporate Transaction with the Company, Investor shall so notify the Company and thereby terminate the Company's obligations under this Section 5.3 for a period of eighteen (18) months from the date of the Transaction Notice. If, despite mutual good faith attempts at negotiation, the Company and Investor cannot agree on terms and conditions for the Corporate Transaction, then Investor shall have the right, during the Negotiation Period to deliver to the Company a binding written offer executed by the Investor containing definitive terms and conditions for a Corporate Transaction on such Oncology Program (the "Firm Offer"). If the Investor has delivered a Firm Offer to the Company and the Company has chosen not to accept such Firm Offer, then the Company shall agree, for a period of eighteen (18) months not to enter into a Corporate Transaction with respect to such Oncology Program with any third party unless the terms and conditions of such Corporate Transaction are, on balance, more favorable to the Company than those set forth in the Firm Offer. If Investor disputes that any Corporate Transaction proposed to be consummated by the Company is on terms not more favorable to the Company than the terms contained in its Firm Offer, then such dispute shall first be resolved by the chief executive officers of the Company and Investor's pharmaceutical group, using such valuation practices as are customary and reasonable given the




                                       8.
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

circumstances. If the parties still cannot agree, then they shall engage the services of a mutually acceptable nationally recognized investment bank which shall deliver a written opinion on the relative value to the Company of the terms and conditions of the two proposals. If such opinion indicates that the terms and conditions of the third party transaction are materially less favorable to the Company than those set forth in the Firm Offer, then the Company shall not be entitled to consummate the third party transaction without first reoffering such transaction to the Investor. Notwithstanding the foregoing, once a period of eighteen (18) months has passed since the date of any Transaction Notice for any Oncology Program, the Company shall once again be required to deliver a Transaction Notice with respect to such Oncology Program prior to entering into any Corporate Transaction for such Oncology Program with a third party.

                          c. Rights with respect to Excluded Programs. In the
event the Company has not entered into a Corporate Transaction with a third party within eighteen (18) months from the First Closing Date with respect to an Excluded Program, then such Excluded Program shall become part of Oncology Rights at the end of such eighteen (18) month period. In addition, the Company hereby represents and warrants to the Investor that it may, even prior to the expiration of such eighteen (18) month period discuss or enter into a collaborative relationship with respect to a specific gene and vector development program encompassed within the Excluded Program during the term of this Agreement, and will enter into such discussion upon request by the Investor.

                  6. Registration Rights. The Company agrees to provide Investor with the registration rights as set forth on Exhibit B attached hereto and incorporated by this reference.

                  7.       Miscellaneous.

                  7.1 No Waiver; Cumulative Remedies. No failure or delay on the part of Investor or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  7.2 Amendments, Waivers and Consents. Except as otherwise expressly provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, so long as the parties so agree in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only to the extent expressly set forth therein.


                                       9.

                  7.3 Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or telecopied or delivered to the applicable party at the addresses indicated below:

                               If to the Company:

                                    Somatix Therapy Corporation
                                    1301 Marina Village Parkway
                                    Suite 310
                                    Alameda, CA  94501-1034
                                    Attention: Edward O. Lanphier

                                 with a copy to:

                                    Brobeck, Phleger & Harrison
                                    2200 Geng Road
                                    Palo Alto, CA 94303
                                    Attention:  J. Stephan Dolezalek, Esq.

                                 If to Investor:

                                    Bristol-Myers Squibb Company
                                    Pharmaceutical Research Institute
                                    Pharmaceutical Group
                                    P.O. Box 4000
                                    Princeton, N.J. 08543-4000
                                    Attention: Charles Linzner, Esq.

Either party may change its address by written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telecopied or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

                  7.4 Expenses. Irrespective of whether the Closing(s) are effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


                                      10.

                  7.5 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the execution and delivery hereof and the Closing(s) hereunder, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

                  7.7 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

                  7.8 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  7.9 Public Disclosure. Neither party shall make any public disclosure concerning the transactions contemplated hereby without prior consultation with the other party; provided, however, that nothing herein shall preclude either party from making such disclosure as is required by applicable laws binding on it as long as the disclosing party has exercised good faith efforts under the circumstances to consult with the other party as provided in this Section 7.9.

                  7.10 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflict of laws.

                  7.11 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  7.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.13 Attorney's Fees. If any action at law or in equity is brought for a breach of representation or warranty made herein or necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


                                      11.

                           IN WITNESS WHEREOF, the Company and Investor have
caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                            SOMATIX THERAPY CORPORATION


                                            By:
                                                 ----------------------------

                                            Title:
                                                 ----------------------------

                                            Date:
                                                 ----------------------------


                                            INVESTOR


                                            By:
                                                 ----------------------------

                                            Title:
                                                 ----------------------------

                                            Date:
                                                 ----------------------------



                                      12.

                                                  August 15, 1995



Bristol-Myers Squibb Company
Attention: Charles Linzner, Esq.
Pharmaceutical Research Institute
Pharmaceutical Group
Route 206 and Province Line Road
Princeton, New Jersey 08543-4000

Ladies and Gentlemen:

                  We have acted as counsel for Somatix Therapy Corporation, a Delaware corporation (the "Company"), in connection with, among other things, the issuance and sale in a first closing of 1,195,572 shares of the Company's Common Stock ("First Closing") pursuant to Section 1.1 of the Stock Purchase Agreement dated August 15, 1995 (the "Stock Purchase Agreement") between the Company and you. This opinion is being rendered to you pursuant to Section 2.1(d) of the Stock Purchase Agreement in connection with the First Closing of the sale of the Common Stock. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Stock Purchase Agreement.

                  In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.


                  In rendering this opinion we have also assumed: (A) that the Stock Purchase Agreement and the Amended and Restated Registration Rights Agreement dated August 15,

1995, (the "Registration Rights Agreement") have been duly and validly executed and delivered by you or on your behalf and constitute valid, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Stock Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) that if you are a corporation or other entity, that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (E) that there are no extrinsic agreements or understandings among the parties to the Stock Purchase Agreement and the Registration Rights Agreement that would modify or interpret the terms of such agreements or the respective rights or obligations of the parties thereunder.

                  As used in this opinion, the expression "we are not aware" or the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company and after an examination of documents referred to herein and after inquiries of certain officers of the Company, we find no reason to believe that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees of the Company.

                  This opinion relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal securities laws of the United States and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

                  Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement, we are of the opinion that as of the date hereof:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business.

                  2. The Company has the requisite corporate power and authority to execute, deliver and perform the Stock Purchase Agreement and the Registration Rights Agreement. Both of the foregoing have been duly and validly authorized by the Company and have been duly executed and delivered by an authorized officer of the Company.

                  3. The 1,195,572 shares of the Common Stock issued and sold at the First Closing pursuant to the Stock Purchase Agreement have been duly and validly authorized and are validly issued, fully paid and nonassessable.

                  4. The Company's execution, delivery, performance and compliance with the terms of the Stock Purchase Agreement do not violate (i) any provision of any applicable federal or state law or (ii) any provision of the Company's Amended and Restated Certificate of Incorporation, as amended, or Bylaws.

                  5. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or Delaware or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Stock Purchase Agreement have been obtained, and are effective, except the filing required by Section 25102(f) of the California Corporate Securities Law of 1968, as amended.

                  6. Based in part upon the representations made by you in the Stock Purchase Agreement, the offer and sale of the Common Stock to you pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of Section 25102(f) thereof.

                  Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

                           (A)   The   effect   of    bankruptcy,    insolvency,
reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

                           (B)  We  express  no  opinion  as  to  the  Company's
compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

                           (C) Limitations  imposed by state law, federal law or
general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law.

                           (D) The effect of court decisions,  invoking statutes
or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing.

                           (E) The unenforceability  under certain circumstances
of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

                           (F) The unenforceability  under certain circumstances
of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right of remedy.

                           (G) The unenforceability  under certain circumstances
of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy. In this regard, we advise you that in the opinion of the Securities and Exchange Commission indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

                           (H) The  effect of  California  law,  federal  law or
equitable principles which limits the amount of attorneys' fees that can be recovered under certain circumstances.

                           (I) The effect of subsequent  issuances of securities
of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers which do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.

                  This opinion is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                                 Very truly yours,



                                                 BROBECK, PHLEGER & HARRISON

                           SOMATIX THERAPY CORPORATION

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                  This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of the 15th day of August 1995 by and among Somatix Therapy Corporation, a Delaware corporation (the "Company") and the persons set forth in Exhibit A hereto (the "Investors").

                  WHEREAS, the Company has previously entered into a Registration Rights Agreement dated May 12, 1994 with the parties listed as signatories thereto (the "Prior Registration Rights Agreement").

                  WHEREAS, the Company now desires to issue certain securities having registration rights pursuant to a Stock Purchase Agreement dated as of August 15, 1995 (the "Purchase Agreement") between the Company and Bristol-Myers Squibb Company ("BMS").

                  WHEREAS, in consideration of the mutual promises, covenants and agreements set forth below and in the Purchase Agreement, the parties agree with each other as follows:

                  1.       Registration Rights.

                  The Company covenants and agrees as follows:

                  1.1      Definitions.

                           (a)   The   terms   "register,"   "registered,"   and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act") and the declaration or ordering of effectiveness of such registration statement or document;

                           (b)      The term "Old Registrable Securities" means

                           (1) the shares of the Company's  common stock,  $0.01
par value (the "Common Stock") issued or issuable upon conversion of (i) the shares of Hana Biologics, Inc.'s Series A Preferred Stock (as defined in the Hana Biologics, Inc.'s Series A Preferred Stock and Warrant Purchase Agreement dated December 13, 1988) and (ii) the shares of Common Stock of GeneSys issuable upon exercise of the Warrant (the "KPCB Warrant") to purchase shares of Common Stock of GeneSys issued to Kleiner Perkins Caufield & Byers V ("KPCB") on November 9, 1991, but only if (x) such shares have not been registered pursuant to the Put and Call Agreement (the "Put and Call Agreement") dated January 17, 1992, between Somatix and KPCB, or (y) if KPCB shall not have received an opinion of counsel for Somatix that KPCB is entitled to sell the shares of Somatix Common Stock received pursuant to the Put and Call Agreement pursuant to Rule 144 or Rule 145 under the 1933 Act, and

                                    (2) any Common  Stock issued as (or issuable
upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referred to above; provided, however, that any shares previously sold (i) to the public pursuant to a registered public offering or (ii) pursuant to Rule 144 under the 1933 Act shall cease to be Registrable Securities;

                           (c) The term "New  Investor  Registrable  Securities"
shall mean, (1) from the date on which either (i) Somatix is no longer actively developing a product for Colorectal Cancer or (ii) Somatix's first Colorectal Cancer product has completed Phase II clinical studies, and no earlier, the shares of Common Stock issued pursuant to the Stock Purchase Agreement dated as of May 12, 1994 between the Company and Health Care Partners, LLC (the "Investment Agreement"); (2) the shares of Common Stock issued upon exercise of the Common Stock Warrant issued pursuant to the Company's lease line arrangement with Aberlyn Capital Management L.P.; and (3) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares; provided, however, that any shares previously sold (i) to the public pursuant to a registered public offering or (ii) pursuant to Rule 144 under the 1933 Act shall cease to be New Investor Registrable Securities;

                           (d) The term "BMS Registrable  Securities" shall mean
(i) the shares of the Company's Common Stock purchased or otherwise acquired by BMS pursuant to the Purchase Agreement and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the BMS Shares; provided, however, that any shares previously sold (i) to the public pursuant to a registered public offering or (ii) pursuant to Rule 144 under the Securities Act shall cease to be registrable BMS Shares.

                           (e) The term  "Registrable  Securities" means the Old
Registrable Securities, the New Investor Registrable Securities and the BMS Registrable Securities.

                           (f) The number of shares of  "Registrable  Securities
then outstanding" shall be determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which upon issuance would be, Registrable Securities;

                           (g) The term  "Holder"  means  any  person  owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Sections 1.13 and

                                       2.

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



2.4 hereof;

                           (h) The terms "Form  S-3",  "Form S-4" and "Form S-8"
mean such respective forms under the 1933 Act as in effect on the date hereof or any successor registration forms to Form S-3, Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC").

                  1.2      Request for Registration.

                           (a) Demand by Holders of Old Registrable  Securities.
If at any time after January 17, 1993 and before January 17, 1997, a written request from the Holders of at least twenty-five percent (25%) of the Old Registrable Securities then outstanding request that the Company effect the registration under the 1933 Act of at least 15% of the Old Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to the Holders of New Investor Registrable Securities and shall, subject to the limitations of this
Section 1.2, use its best efforts to effect such a registration as soon as practicable and in any event to file within ninety (90) days of the receipt of such request a registration statement under the 1933 Act covering all the Old Registrable Securities which the Holders shall in writing request, plus any New Investor Registrable Securities which Holders shall in writing request (within twenty (20) days of receipt of the notice given by the Company pursuant to this
Section 1.2(a)) to be included in such registration and to use its best efforts to have such registration statement become effective.

                           (b) Demand by BMS. At any time after August 15, 1998,
if BMS requests in writing that the Company effect the registration under the Securities Act of no less than fifty percent (50%) of the BMS Registrable Securities then outstanding, then the Company shall, subject to the limitations contained in this Section 1.2, use its best efforts to effect such a registration as soon as practicable and in any event to file within ninety (90) days of the receipt of such request a registration statement under the 1933 Act covering all the BMS Registrable Securities which BMS shall in writing request to be included in such registration and to use its best efforts to have such registration statement become effective. The Company will not include in any registration pursuant to this Section 1.2(b) any securities which are not BMS Registrable Securities.

                           (c) Underwritten  Offering. If the Holders initiating
the registration request under Section 1.2(a) or 1.2(b) (the "Initiating Holder(s)") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

                                       3.

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



All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company; provided that the Company shall (without limitation) accept any underwriter who has maintained a market in the Company's securities for at least six months preceding such selection. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be reduced pro rata among all participating Holders to the extent necessary to reduce the size of the offering to the number of shares recommended by such underwriter.

                           (d) Number of Demands.  The Company is  obligated  to
effect only one registration pursuant to Section 1.2(a) and one registration pursuant to Section 1.2(b).

                           (e)      Deferral of Registration.  Notwithstanding
the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize the right set forth in this subsection (d) more than once in any twelve-month period.

                  1.3 Company Registration. If at any time through (i) January 17, 1997 with respect to the Old Registrable Securities, (ii) March 31, 1999 with respect to the New Investor Registrable Securities and (iii) August 15, 2000 with respect to the BMS Registrable Securities, the Company proposes (but without any obligation to do so) to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other securities under the 1933 Act in connection with the public offering of such securities (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 or any successor form), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after receipt of such notice from the Company the Company shall, subject to the provisions of Section 1.8, use its best efforts to offer such Holder the opportunity to register the Registrable Securities that each such Holder has requested to be registered on the same terms and conditions as the Company's capital stock or securities being registered. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so.

                                       4.

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



                  1.4 Obligations of the Company. Whenever required under this
Section 1 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a)  Prepare  and file  with  the SEC a  registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Prior to filing any registration statement or any
amendment or supplement thereto, furnish to the Holders registering securities thereunder copies thereof and, thereafter, furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d) Use its best  efforts to  register or qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter, not to exceed 180 days.

                           (f)  Promptly   notify  each  Holder  of  Registrable
Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use its best efforts to promptly file such amendments and supplements which may be required pursuant to subparagraph (b) of this Section 1.4 on

                                       5.

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



account of such event so that such prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that the Company may defer the filing of such amendments or supplements if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such amendments or supplements to be filed at such time. In the event the Company shall so notify each Holder, the Company shall extend the period during which such registration statement shall be maintained effective as provided in Section 1.4(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to each Holder such supplemented or amended prospectus.

                           (g) Furnish,  at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, a signed counterpart of (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, if any, and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                           (h) Apply for  listing  and use its best  efforts  to
list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

                           (i) After the filing of such registration  statement,
the Company will promptly notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or, to the knowledge of the company, threatened to be issued by the SEC and take all necessary actions required to prevent the entry of such stop order or to remove it if entered.

                           (j) The Company will enter into customary  agreements
reasonably acceptable to the Company (including an underwriting agreement in customary form reasonably acceptable to the Company) and take such other actions as are reasonably required

                                       6.

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



in order to expedite or facilitate the sale of such Registrable Securities.

                  1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                  1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with the registration, filings or qualifications pursuant to Section 1.2 including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders pursuant to a demand under
Section 1.2(a) and one counsel for BMS pursuant to a demand under Section 1.2(b) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2, if the registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Registrable Securities to be registered in such offering (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders of a majority of the shares at the time of their request that makes the proposed offering unreasonable in the good faith judgment of a majority in interest of the Holders of the Registrable Securities, then the Holders shall not be required to pay any of such expenses. Notwithstanding the foregoing, in no event shall a withdrawal of registration by the Holders of Old Registrable Securities constitute a forfeiture of the right of BMS to demand registration pursuant to
Section 1.2(b).

                   1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including, without limitation, all registration, filing and qualification fees, printing and accounting fees, listing fees and expenses, fees and expenses of compliance with securities or blue sky laws, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders. Underwriting discounts and commissions relating to Registrable Securities will be borne and paid ratably by the Holders of such Registrable Securities.

                  1.8 Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the

                                       7.

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



underwriters selected by it, and then, subject to the provisions of this Section 1.8, only in such quantity, if any, as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the managing underwriter for an offering pursuant to which Registrable Securities are being registered pursuant to Section 1.3 shall advise the Company in writing that the total amount of securities, including Registrable Securities requested to be included in such offering exceeds the amount of securities proposed to be included in such offering that can be successfully offered, then the Company shall include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes will not jeopardize the success of the offering, the securities so included to be apportioned as follows: first all securities which stockholders other than the Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, and, if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by Holders that may be included in the underwriting shall be apportioned pro rata among the selling Holders or in such other apportions as shall be mutually agreed to by all such selling Holders but in no event shall (i) the amount of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, and (ii) the amount of New Investor Securities included in the offering be reduced to below five percent (5%) of the total amount of securities included in such offering; provided, that if such offering is an underwritten offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of securities for the accounts of the Company and selling shareholders to the public generally at a price per share (prior to underwriter discounts and commissions and offering expenses) of not less than $10.00 (appropriately adjusted for any recapitalizations, stock splits, stock combinations or stock dividends) in which the net proceeds to the Company and selling shareholders (if any) are not less than $20,000,000, (i) the amount of Registrable Securities included in the offering shall not be reduced below fifty percent (50%), and
(ii) the amount of New Investor Securities included in the offering shall not be reduced below ten percent (10%), in each case of the number of securities equal to the difference between (a) the total number of securities included in such offering and (b) the number of securities which, when multiplied by the price per share (prior to underwriter discounts and commissions and offering expenses) at which such securities are to be sold in such offering equals $10,000,000. For purposes of the preceding sentence for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or a corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be included as part of such `selling shareholder', and any pro rata reduction with respect to such 'selling shareholder' shall be based upon the aggregate amount of shares carrying registration rights owned by all such entities and individuals included in such 'selling stockholder', as defined in this sentence.

                  1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                           (a) Company Indemnification.  To the extent permitted
by law, the

                                       8.

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



Company will indemnify and hold harmless each Holder, the officers, directors, partners, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. The Company will reimburse each such Holder, officer, director, partner, agent, employee, underwriter or controlling person for any legal or other reasonable fees and expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability, or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                           (b) Holder  Indemnification.  To the extent permitted
by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company, and any other Holder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any person who controls such Holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any

                                       9.

Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration and each such Holder will reimburse any legal or other fees and expenses reasonably incurred by the Company or any director, officer, agent or underwriter or controlling person, other Holder, officer, director, partner, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the liability of any Holder hereunder shall be limited to the amount of gross proceeds received by such Holder in the offering giving rise to the Violation; and provided further that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company or any underwriter failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

                           (c)  Notice,  Defense  and  Counsel.  Promptly  after
receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of the indemnified party to deliver written notice to the indemnifying party within a reasonable time of receipt of the indemnified party of a notice of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
1.9 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                           (d) Contribution. If the indemnification provided for
in this Section 1 is unavailable to the indemnified parties in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such

                                       10.

indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Holders and the underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, the Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Holders and the underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of the Company and the Holders and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of the Company, the Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.9(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (e)   Survival   of  Rights  and   Obligations.   The
obligations of the Company and the Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement whether under this Section 1 or otherwise.

                  1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

                           (a) make and keep public information available at all
times, as those

                                       11.

terms are understood and defined in Rule 144;

                           (b)  take  such  action,   including   the  voluntary
registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                           (c) file with the SEC in a timely  manner all reports
and other documents required of the Company under the 1933 Act and the 1934 Act; and

                           (d) furnish to any Holder, so long as the Holder owns
any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.11 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Old Registrable Securities or New Investor Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or on any successor form to Form S-3 regardless of its designation) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b)  use  its  best  efforts  to  effect,  as soon as
practicable, such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 (or any successor form to Form S-3 regardless of its designation), is not available for such offering by the Holders; (2) if the aggregate offering price less underwriting discounts and commissions of the Registrable Securities specified in such request is not at least $1,000,000; (3) if the Company has already effected one registration on Form S-3 within six months of the date on which the proposed registration will become effective (exclusive of registrations effected pursuant to Sections 1.2 or 1.3 hereof); (4) in the case of the New Investor Registrable Securities if such request is made after March 31, 1999, and in the case of the Old

                                       12.

Registrable Securities until the third anniversary of the exercise of the KPCB Warrant; or (5) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period.

                           (c)  In the  case  of the  New  Investor  Registrable
Securities until March 31, 1999 and in the case of the Old Registrable Securities until the third anniversary of the date of exercise of the KPCB Warrant (the "Expense Termination Date"), all expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with each of the registrations, filings or qualifications pursuant to this Section 1.11 including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that, in the case of the Old Registrable Securities, for each day after the date on which the Company becomes eligible to register its securities on Form S-3 that the Company is once again ineligible to register its securities, the Expense Termination Date will be one day later.

                  1.12 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as result of any controversy that might arise with respect to the interpretation or implementation of this Section 1; provided that this Section
1.12 shall not apply to New Investor in connection with a registration requested by New Investor under Section 1.2(a).

                  1.13 Assignment and Transfer of Registration Rights. The rights and obligations hereunder may be assigned by any Holder to a holder or transferee of at least 50,000 shares of Registrable Securities if, prior to such proposed assignment, the Company is furnished with at least five days prior written notice of the name and address of such proposed assignee and the Registrable Securities with respect to which such registration rights are proposed to be assigned; provided, however, that such rights and obligations with regard to any Registrable Securities may only be assigned in connection with the transfer of such Registrable Securities in accordance with the terms and conditions of the Purchase Agreement and the Investment Agreement.

                  1.14 Company's Support for Secondary Offerings. The Company covenants and agrees to take any and all reasonable further action as may be requested by the Holders to support any secondary offering of the Company's securities by such Holders, including (without limitation) participation in any informational meetings scheduled or arranged by any underwriter involved in selling such Holders' securities.


                                       13.

                  1.15 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement includes: (a) to the extent the agreement would allow such holder or prospective holder to include such securities in any registration filed under
Section 1.2 or 1.11 hereof, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which would otherwise be included or in the judgment of the managing underwriter, adversely affect the Registrable Securities which would otherwise be included; (b) to the extent the agreement would allow such holder or prospective holder to include such securities in any registration effected pursuant to Section 1.3 hereof, a provision that the rights of such holder to participate in such registration shall permit participation on no greater level than that of the Holders; and (c) no provision which would allow such holder or prospective holder to make a demand registration which could result in such registration statement being declared effective within 150 days after the effective date of any registration effected pursuant to Section 1.2.

                  2.       Miscellaneous.

                  2.1 Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing signed by the party giving the notice to each of the Holders at their respective addresses as set forth in Exhibit A to this Agreement:

         Copy to the Company at:           Somatix Therapy Corporation
                                           850 Marina Village Parkway
                                           Alameda, California 94501-1034
                                           Attention: President

         Copy to:                          Brobeck, Phleger & Harrison
                                           Two Embarcadero Place
                                           2200 Geng Road
                                           Palo Alto, California 94303
                                           Attention: J. Stephan Dolezalek, Esq.

                  The Company or a Holder may at any time change the address to which notice to him, her or it shall be delivered by giving notice of such change to the other parties to this Agreement and such notice shall be deemed given when received by the other parties hereto.

                  2.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings as to the subject matter of this Agreement.

                  2.3 Amendments and Waivers. Any provision in this Agreement to the

                                       14.

contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from persons holding or having the right to acquire an aggregate of at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of the Registrable Securities,
(ii) in the case of any amendment to Section 1.2(a) which adversely affects the rights of the Holders of Old Registrable Securities, shall obtain consent thereto from such Holders, (iii) in the case of any amendment to Section 1.2(b) which adversely affects the rights of BMS or Section 1.3 which adversely and disproportionately affects the rights of BMS, shall obtain consent thereto from BMS, (iv) in the case of any amendment to Section 1.2(a) or Section 1.2(c) which adversely affects the rights of the Holders of the New Investor Registrable Securities, shall obtain consent thereto from a majority of such Holders, and
(iv) shall in each such case, deliver copies of such consent in writing to any Holders who did not execute the same.

                  2.4 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Holders of at least fifty percent (50%) of the aggregate of the Registrable Securities and the Holders may assign or transfer their rights under this Agreement only as set forth in Section 1.13.

                  2.5 General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the State of Delaware.

                  2.6 Severability. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

                  2.7 Termination of Prior Agreements. The Company and the Investors representing sixty-six and two/thirds percent (66-2/3%) of the holders of registrable securities under the Registration Rights Agreement dated May 12, 1994 between the Company and the signatories thereto, hereby agree that this Agreement shall supersede the Prior Registration Rights Agreement and the Prior Registration Rights Agreement is hereby terminated.

                  2.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.



                                       15.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                       SOMATIX THERAPY CORPORATION



                                       By:
                                              -------------------------------
                                              Title:  Executive Vice President




                                       INVESTOR


                                       By:
                                              -------------------------------
                                       Title:
                                              -------------------------------
                                       Date:
                                              -------------------------------






                                       16.

                                    EXHIBIT A



                       Kleiner Perkins Caufield & Byers V
                            ATTN: Mr. Brook H. Byers
                               2750 Sand Hill Road
                              Menlo Park, CA 94025


                           Aeneas Venture Corporation
                               600 Atlantic Avenue
                                Boston, MA 02210


                            Health Care Partners, LLC
                            c/o 6111 North River Road
                               Rosemont, IL 60018


                        Aberlyn Capital Management, L.P.
                               1000 Winter Street
                                Waltham, MA 02154

                          Bristol-Myers Squibb Company
                          Rte. 206 & Province Line Road
                                  P.O. Box 4000
                            Princeton, NJ 08543-4000